SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                 April 28, 1999


                       ACCEPTANCE INSURANCE COMPANIES INC.
             (Exact name of registrant as specified in its charter)


       Delaware                1-7461                     31-0742926
(State of Incorporation)  (Commission File Number) (IRS Employer Identification
                                                         Number)


               225 S. 15th Street, Suite 600 North
                     Omaha, Nebraska                           68102
              (Address of principal executive offices)      (Zip Code)


                              (402) 344-8800
              (Registrant's telephone number, including area code)


                               Not applicable
           (Former name or former address, if changed since last report)

01-171056.01

01-171056.01

         Item 5.  Other Events.

                  Reference is made to the press release of Registrant, issued on April 28, 1999, which is incorporated herein by this reference. A copy of the press release is attached to this form 8-K as Exhibit 99.1.

01-171056.01

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     ACCEPTANCE INSURANCE COMPANIES
                                     INC.


                                      By   /s/ Kenneth Coon
                                      Kenneth C. Coon, Chief Executive Officer


                                      April 28, 1999

01-171056.01

Exhibits:
---------

99.1      Press Release dated April 28, 1999

                                                            EXHIBIT 99.1

     ACCEPTANCE INSURANCE REPORTS PROFITABLE FIRST QUARTER; WARBURG
             DILLON READ RETAINED TO EXPLORE STRATEGIC ALTERNATIVES

                            Omaha, NE, April 28, 1999

         Acceptance Insurance Companies Inc. (NYSE:AIF) today reported income, before the cumulative effect of a change in insurance-related accounting principles and the special charge related to the Company's previously announced restructuring of its property and casualty operations, of $4.2 million or $.30 per share. This compared to net income for the first quarter of 1998 of $6.2 million or $.40 per share which included $2.1 million or $.14 per share of net income related to adjustments for the prior year's MPCI profit share. In 1999, the Company had no similar adjustment.

         Kenneth C. Coon, CEO, commented, "Our results for the first quarter were on target with the Company's expectations. Excluding adjustments for prior years' crop operations and special charges associated with our restructuring, our operating income increased 9.5% from $7.4 million in the first quarter of 1998 to $8.1 million during the same period in 1999."

         Acceptance also announced that it has retained Warburg Dillon Read LLC to assist the Company in a comprehensive review of strategic alternatives for increasing or realizing shareholder value as well as to provide other financial advisory services to the Company. Mr. Coon noted, "We believe that we have created substantial value at Acceptance over the past six years, but the current trading price of our stock does not reflect that value. Through this process, we believe that the true value of our Company for its owners, employees and clients can be realized."

         The Company also confirmed that the legislation referred to in its March 25 announcement regarding applications for CRCPlus had been enacted.
The legislation, HR 1212, allowed farmers who applied for CRCPlus coverage before the Company closed sales of the coverage to change their underlying federally reinsured crop insurance. Acceptance confirmed that it is processing and mailing policies for CRCPlus coverage on rice and other crops as indicated in the earlier announcement.

         Acceptance is an A- rated property and casualty insurance company concentrating on writing specialty coverages throughout the United States not generally emphasized by standard insurance carriers. The Company's insurance operations are conducted through its six insurance subsidiaries and one insurance agency. The Company selects underwriting specialties within the property and casualty industry that provide a diversified portfolio of products, with the goal of producing underwriting results better than the industry average.

Contact:          Kenneth C. Coon                             John P. Nelson
                  Chairman & CEO                              President & COO
                  (402) 344-8800                              (402) 344-8800

                       ACCEPTANCE INSURANCE COMPANIES INC.
               for the three months ended March 31, 1999 and 1998
                      (in thousands, except per share data)


                                                                                   1999                      1998
Gross premiums written                                                           $126,114                 $137,360
Ceded premiums written                                                            (75,062)                 (61,768)
  Net premiums written                                                           $ 51,052                 $ 75,592

Revenues:
  Insurance premiums earned                                                        53,571                   69,003
  Net investment income                                                             6,244                    6,920
  Net realized capital gains                                                        2,480                    2,841
                                                                                   62,295                   78,764

Cost and expenses:
  Cost of revenues:
    Insurance losses and loss adjustment
      expenses                                                                     36,876                   46,301
    Insurance underwriting expenses                                                18,168                   21,200
  General and administrative expenses                                                 553                      656
                                                                                   55,597                   68,157
Operating profit                                                                    6,698                   10,607
Other income (expense):
  Interest expense                                                                 (2,390)                  (2,165)
  Net loss from investee                                                              -                       (704)
  Other, net                                                                           14                       34
                                                                                   (2,376)                  (2,835)

Income before income taxes and cumulative
  effect of change in accounting principles                                         4,322                    7,772
Income tax expense                                                                    960                    1,614

Income before cumulative effect of change
  in accounting principles                                                          3,362                    6,158

Cumulative effect of change in accounting
  principles                                                                         (338)                      -

Net income                                                                       $  3,024                 $  6,158

Income per share before cumulative effect of
  change in accounting principles:
    Basic                                                                        $    .24                 $    .40
    Diluted                                                                      $    .23                 $    .40

Net income per share:
    Basic                                                                        $    .21                 $    .40
    Diluted                                                                      $    .21                 $    .40

Shares:
    Basic                                                                          14,241                   15,210
    Diluted                                                                        14,342                   15,455

Ratios - GAAP (before restructuring charge)
  Loss & LAE                                                                         68.8%                    67.1%
  Underwriting                                                                       31.4%                    30.7%
    Combined                                                                        100.2%                    97.8%



                                                                                 March 31,                March 31,
                                                                                   1999                     1998
Total Investments                                                                $502,518                 $514,156
Net Reserves for Losses and LAE                                                   272,311                  265,845
Total Equity                                                                      235,550                  262,512
Book Value per Share                                                             $  16.54                 $  17.25